EXHIBIT 99.1

Foster Wheeler Announces New Five-Year Credit Agreement

HAMILTON, Bermuda—(BUSINESS WIRE)—March 24, 2005—Foster Wheeler Ltd. (OTCBB: FWHLF) today announced that the Company has achieved another significant step in its financial restructuring with the successful closing of a new $250 million, five-year Senior Credit Agreement.

The Company is able to utilize the new facility by issuing letters of credit up to the full $250 million limit, but also has the option to use up to $75 million of the $250 million limit for revolving borrowings. The new facility, which will expire on March 24, 2010, replaces the previous credit facility that was scheduled to expire on April 30, 2005. The previous facility could be utilized for letters of credit up to $125 million, but not for revolving borrowings.

“This is the latest major achievement in our financial restructuring,” said Raymond J. Milchovich, chairman, president and chief executive officer. “Our new five-year facility will provide us with a significantly increased level of bonding capacity to support our global businesses, together with added liquidity and financial flexibility.”

“During 2004, we reduced our debt by $463 million, primarily through the successful completion of our equity-for-debt exchange offer, and extended substantially all corporate debt maturities to 2011. This latest accomplishment provides us with an even stronger platform from which to grow our business, and focus on winning new orders, building backlog, and delivering best in class products and services which consistently meet or exceed our clients’ expectations.”

Rothschild Inc. acted as financial advisor to the Company in connection with the arrangement of the new facility.

Notes to Editor:

1. Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at http://www.fwc.com.

2. Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the Company’s most recent annual report on Form 10-K and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

CONTACT: Foster Wheeler Ltd.

Media:

Maureen Bingert, 908-730-4444

or

Investors:

John Doyle, 908-730-4270

or

Other Inquiries:

908-730-4000

SOURCE: Foster Wheeler Ltd.